Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mikohn Gaming Corporation

Las Vegas, Nevada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004, except for Note 9, which is as of March 22, 2004, relating to the consolidated financial statements of Mikohn Gaming Corporation appearing in the Company’s Annual Report on Form 10-K as of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003.

/s/BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
November 9, 2004